Exhibit 8.3

		New York Northern California Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

September 28, 2020

Re:	Registration Statement on Form F-1

Boqii Holdings Limited

Building 9, No. 388,

Shengrong Road,

Pudong New District, Shanghai

201210, People’s Republic of China

Dear Ladies and Gentlemen:

We are acting as United States counsel to Boqii Holdings Limited, a corporation incorporated in the Cayman Islands (the “Company”) in connection with the preparation of the Registration Statement on Form F-1 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus has been filed in connection with the Company’s offering of its Class A ordinary shares, nominal value $0.001 per share, in the form of American Depositary Shares (“ADSs”) with each ADS representing 0.75 Class A ordinary shares.

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in ADSs is set forth in full under the caption “Taxation—Material U.S. Federal Income Tax Considerations” in the Prospectus, except that we do not express any opinion with respect to the Company’s status as a passive foreign investment company for United States federal income tax purposes for any taxable year.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Taxation—Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP

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